SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 3, 2015

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                             Submission of Matters to a Vote of Security Holders.

On June 3, 2015, Dynegy Inc. (“Dynegy”) held its 2015 Annual Meeting of Stockholders. A total of 110,705,666 shares of Dynegy’s common stock were present or represented by proxy at the meeting. During the meeting three proposals were voted upon. The votes were as follows:

Proposal 1 — Election of seven directors to serve until the 2016 Annual Meeting of Stockholders, or until successors have been elected or appointed.

DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON- VOTES
Hilary E. Ackermann	108,230,607	106,694	2,368,365
Paul M. Barbas	108,231,195	106,106	2,368,365
Robert C. Flexon	108,231,184	106,117	2,368,365
Richard Lee Kuersteiner	102,598,693	5,738,608	2,368,365
Jeffrey S. Stein	107,897,464	439,837	2,368,365
John R. Sult	108,231,182	106,119	2,368,365
Pat Wood III	107,239,313	1,097,988	2,368,365

Proposal 2 — Approval, on an advisory basis, of the compensation of Dynegy’s named executive officers described in Dynegy’s 2015 Proxy Statement.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
105,670,490	2,658,392	8,419	2,368,365

Proposal 3 — Ratification of the appointment of Ernst and Young LLP as Dynegy’s independent registered public accountants for the fiscal year ending December 31, 2015.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
109,208,201	1,496,235	1,230

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2015	DYNEGY INC.
(Registrant)

	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

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